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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                              -----------------


                                  FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 1996

                       HEFTEL BROADCASTING CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                       0-24516             99-0113417
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
     of incorporation)                                    Identification No.)



                    6767 West Tropicana Avenue, Suite 102
                           Las Vegas, Nevada 89103
         (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 367-3322


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Item 2. Acquisition or Disposition of Assets

        a. Discontinuance of Network Operations. On September 9, 1996, the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly owned subsidiary Spanish Coast-to-Coast, Ltd., a Delaware corporation Cadena Radio Centro ("CRC") effective August 5, 1996. Consequently, the accompanying condensed consolidated statements of operations have been restated to reflect the effects of the discontinued operations of CRC for each of the periods presented. The estimated charge to operations during the quarter ended September 30, 1996 will be approximately $8.1 million, of which $6.5 million relates to non-cash charges resulting from the write-off of goodwill and certain equipment. No income tax expense or benefits will be recognized during fiscal year 1996 due to the Company's availability of net operating loss carryforwards. CRC intends to fulfill its contractual program obligations and is expected to cease operating by December 31, 1996.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 1996 COMPARED TO THE NINE MONTHS ENDED JUNE 30, 1995

        Net revenues increased by $6.4 million, or 13.7%, to $53.0 million in the nine months ended June 30, 1996 from $46.6 million in the same period of 1995. Operating expenses increased by $5.8 million, or 15.6%, to $43.1 million in the nine months ended June 30, 1996 from $37.3 million in the same period of 1995. The increases in net revenues and operating expenses over the same period of 1996 are due primarily to the results of operations of additional radio stations acquired during fiscal 1995 and to increases in programming and promotion expenses resulting from programming changes in the Miami market.

        Interest expense, net of interest income, increased by $4.2 million, or 113.8% to $7.9 million in the nine months ended June 30, 1996 from $3.7 million in the same period of 1995 primarily as a result of increased borrowings over the same period of the prior year. The proceeds of borrowings were used primarily for business acquisitions and certain capital expenditures.

        The losses from discontinued operations of CRC increased by $1,473,000 to $1,608,000 in the nine months ended June 30, 1996 from $135,000 in the same period of 1995 primarily as a result of continuing softness of network revenue.

        For the nine months ended June 30, 1996, a net loss of $976,000 was incurred compared to net income of $3.7 million in the same period of 1995.
The decrease in net income is due primarily to increases in promotional expenses over prior year amounts resulting from format changes at two of the Company's Miami radio stations and interest expense resulting from increased borrowings.

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1994

        During fiscal 1995, the Company completed several radio station acquisitions. Additional stations were acquired in August 1994. Due to the financial effects of these transactions, the results of operations for 1995 reflect the operations of more radio stations than the results of operations for 1994. Consequently, the financial condition and results of operations for the two years ended September 30, 1995 are not entirely comparable.

        Net revenues increased by $36.8 million, or 134%, to $64.2 million in the year ended September 30, 1995 from $27.4 million in the same period of 1994. Operating expenses increased by $31.0 million, or 150%, to $51.7 million in the year ended September 30, 1995 from $20.7 million in the same period of 1994. These increases were due primarily to the results of operations of additional radio stations acquired in August 1994 and during fiscal 1995.

        Interest expense, net of interest income, increased by $3.4 million, or 113%, to $6.4 million in the year ended September 30, 1995 from $3.0 million in the same period of 1994 primarily due to increased borrowings resulting from new business acquisitions.

        Other expenses decreased by $2.6 million, or 83%, to $548,000 during the year ended September 30, 1995 as compared to $3.1 million for the same period in 1994. For the year ended September 30, 1994, the Company incurred a loss of $1.7 million as a result of refinanced debt. In addition, in 1995, the Company incurred $142,000 in costs relating to unconsummated acquisitions compared to $1.1 million in the prior year.




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        Effective August 20, 1994, the Company began accounting for its 49%
investment in Viva America Media Group, a Florida general partnership ("Viva Media") on a consolidated basis. Accordingly, the results of operations include the accounts of Viva Media from August 20, 1994 through September 30, 1994, and for the entire fiscal year ended September 30, 1995.

         The losses from discontinued operations of CRC increased by $341,000, or 120%, to $626,000 in the year ended September 30, 1995 as compared to $285,000 in the same period of 1994 due primarily to continued softness of network revenue.

        Net income increased by $3.2 million to $3.7 million in the year ended September 30, 1995 from $466,000 in the same period of 1994.

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 1994 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1993

        In August 1994, the Company completed its initial public offering and a private sale of stock resulting in net proceeds to the Company of approximately $45.4 million. The Company also completed several acquisitions in fiscal 1994. Further, the Company borrowed $56.6 million under a new Credit Agreement and repaid all of its existing indebtedness plus indebtedness assumed in connection with certain acquisitions. Due to the financial effects of these transactions, the Company's financial condition and results of operations for the year ended September 30, 1994 are not entirely comparable to the same period of the prior year.

        Net revenues increased by $6.1 million, or 29%, to $27.4 million in the year ended September 30, 1994 from $21.3 million in the same period of 1993. Operating expenses increased by $3.4 million, or 29%, to $15.3 million in the year ended September 30, 1994 from $11.9 million in the same period of 1993. These increases were due primarily to the results of operations of additional radio stations acquired since August 1994.

        Interest expense, net of interest income, increased by $686,000, or 30%, to $3.0 million in the year ended September 30, 1994 from $2.3 million in the same period of 1993 primarily as a result of increased borrowings.

        Other expenses increased by $2.6 million, or 480%, to $3.1 million during the year ended September 30, 1994 as compared to $534,000 for the same period in 1993. For the year ended September 30, 1994, the Company incurred a loss of $1.7 million as a result of the refinanced debt. In addition, in 1994, the Company incurred $1.1 million in costs relating to unconsummated acquisitions compared to $325,000 in the prior year.

        Effective August 20, 1994, the Company began accounting for its 49% investment in Viva Media on a consolidated basis. Accordingly, the results of operations for the year ended September 30, 1994 include the accounts of Viva Media from August 20, 1994 through September 30, 1994.

        CRC incurred losses of $285,000 from the date of its acquisition in August 1994, through September 30, 1994.

        Net income decreased by $2.2 million to $466,000 in the year ended September 30, 1994 from $2.7 million in the same period of 1993.





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Item 7. Financial Statements and Exhibits
-----------------------------------------

        b.      Financial Statements

Report of Independent Auditors........................................

Consolidated Balance Sheets as of September 30, 1995 and 1994.........

Restated Consolidated Statements of Income for each of the three years in the period ended September 30, 1995........................

Consolidated Statements of Stockholders' Equity for each
  of the three years in the period ended September 30, 1995...........

Consolidated Statements of Cash Flows for each of the three years in the period ended September 30, 1995..............................

Notes to Consolidated Financial Statements............................

Condensed Consolidated Balance Sheets as of June 30, 1996
  and September 30, 1995..............................................

Restated Condensed Consolidated Statements of Operations for the
  Three Months and Nine Months Ended June 30, 1996 and 1995...........

Condensed Consolidated Statements of Cash Flows for the Nine Months
  Ended June 30, 1996 and 1995........................................

Notes to Condensed Consolidated Financial Statements..................

Condensed Consolidated Balance Sheets as of March 31, 1996
  and September 30, 1995..............................................

Restated Condensed Consolidated Statements of Operations for the
  Three Months and Six Months Ended March 31, 1996 and 1995...........

Condensed Consolidated Statements of Cash Flows for the Six Months
  Ended March 31, 1996 and 1995.......................................

Notes to Condensed Consolidated Financial Statements..................

Condensed Consolidated Balance Sheets as of December 31, 1995
  and September 30, 1995..............................................

Restated Condensed Consolidated Statements of Operations for the
  Three Months Ended December 31, 1995 and 1994.......................

Condensed Consolidated Statements of Cash Flows for the Three
  Months Ended December 31, 1995 and 1994.............................

Notes to Condensed Consolidated Financial Statements..................


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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated October 11, 1996                  HEFTEL BROADCASTING CORPORATION


                                        By: /s/ John T. Kendrick
                                            -----------------------------------
                                            John T. Kendrick
                                            Senior Vice President and
                                            Chief Financial Officer




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                               INDEX TO EXHIBITS


Ex-99.1  Financial Statements.........................................

Report of Independent Auditors........................................  F-1

Consolidated Balance Sheets as of September 30, 1995 and 1994.........  F-2

Restated Consolidated Statements of Income for each of the three years in the period ended September 30, 1995........................  F-4

Consolidated Statements of Stockholders' Equity for each
  of the three years in the period ended September 30, 1995...........  F-5

Consolidated Statements of Cash Flows for each of the three years in the period ended September 30, 1995..............................  F-6

Notes to Consolidated Financial Statements............................  F-7

Condensed Consolidated Balance Sheets as of June 30, 1996
  and September 30, 1995..............................................  F-21

Restated Condensed Consolidated Statements of Operations for the
  Three Months and Nine Months Ended June 30, 1996 and 1995...........  F-22

Condensed Consolidated Statements of Cash Flows for the Nine Months
  Ended June 30, 1996 and 1995........................................  F-23

Notes to Condensed Consolidated Financial Statements..................  F-24

Condensed Consolidated Balance Sheets as of March 31, 1996
  and September 30, 1995..............................................  F-27

Restated Condensed Consolidated Statements of Operations for the
  Three Months and Six Months Ended March 31, 1996 and 1995...........  F-28

Condensed Consolidated Statements of Cash Flows for the Six Months
  Ended March 31, 1996 and 1995.......................................  F-29

Notes to Condensed Consolidated Financial Statements..................  F-30

Condensed Consolidated Balance Sheets as of December 31, 1995
  and September 30, 1995..............................................  F-32

Restated Condensed Consolidated Statements of Operations for the
  Three Months Ended December 31, 1995 and 1994.......................  F-33

Condensed Consolidated Statements of Cash Flows for the Three
  Months Ended December 31, 1995 and 1994.............................  F-34

Notes to Condensed Consolidated Financial Statements..................  F-35